UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 24, 2015

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

30831 Huntwood Avenue, Hayward, CA		94544
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code

(510) 240-6000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective March 24, 2015, the Board of Directors (the “Board”) of Impax Laboratories, Inc. (the “Company”), amended the amended and restated bylaws of the Company (the “Bylaws”). The amendment to the Bylaws (“Amendment No. 1”) amends Article II, Section 5 and Article II, Section 6 of the Bylaws to implement a majority vote standard for the election of directors in uncontested elections while retaining a plurality vote standard for contested elections.

The foregoing summary of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On March 24, 2015, the Board adopted a Director Resignation Policy requiring any director who does not receive in an uncontested election at a meeting at which a quorum is present a greater number of properly tendered “for” votes than “against” votes to promptly tender his or her resignation for consideration by the Board.

Item 9.01 Financial Statements and Exhibits.

3.1	Amendment No. 1 to the Amended and Restated Bylaws of Impax Laboratories, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAX LABORATORIES, INC.

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Senior Vice President, Finance and Chief Financial Officer

Date: March 25, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 1 to the Amended and Restated Bylaws of Impax Laboratories, Inc.